Preliminary Offering Circular dated July 18, 2025

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Financial Agency Group

255 S Orange Avenue

Suite 104 #1261

Orlando, FL 32801

United States
Telephone: 407-9309079

Website: https://www.financialagency.pro

Financial Agency Group is offering 18,000,000 shares of our common stock at a price of $1 per share, in a self-underwritten, no minimum, best-efforts public offering for gross proceeds of $18,000,000. We will not place any subscription funds in escrow but will use funds when, as and if received. See how we plan to use proceeds from the sale of our shares. Each subscriber has no limit to purchase our shares. The offering will terminate one year from the date of this offering circular. We plan to commence sales of our common stock as soon as the Regulation A Offering of which this offering circular is a part, is qualified by the U.S. Securities and Exchange Commission. See, “Description of Securities We Are Offering”, page 60, and Plan of

Distribution, page 28, of this offering circular. We are using the Form 1-A disclosure format in this offering circular.

Investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors”, beginning on page 5 of this offering circular, before deciding to invest.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

	Price to the Public	Underwriting discounts and commissions (1)	Proceed to Issuer (2)	Proceeds to other persons
Per Share	$1	None	1	None
Total	$18,000,000	None	18,000,000	None

(1)We do not expect to incur any underwriting discounts, commissions or related expenses or allowances.

(2)We incurred $150,000 in costs and expenses related to the sale of our shares.

The date of this offering circular is July 18, 2025

USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our” and the equivalent used in this offering circular mean Financial Agency Group In the footnotes to our financial statements, the “Company” means Financial Agency Group The pronoun “you” means the reader of this offering circular.

SUMMARIES OF REFERENCED DOCUMENTS

This Offering Circular includes references to, and summaries of, certain agreements and other documents that are material to our business, operations, or the securities being offered. These summaries are provided to give investors a general understanding of the relevant terms; however, they do not contain all of the provisions of the actual documents. The full versions of these agreements and documents have been filed as exhibits to our Form 1-A Offering Statement, of which this Offering Circular forms a part, as filed with the U.S. Securities and Exchange Commission (the “SEC”). These documents are not incorporated by reference into this Offering Circular but are available for review through the SEC’s EDGAR database. We believe the summaries included in this Offering Circular fairly present the material terms of the referenced agreements; however, to fully understand the rights and obligations set forth in those documents, you should review the complete versions filed as exhibits. See the section titled “Where You Can Find More Information About Us” for details on how to access these materials electronically through the SEC’s website at www.sec.gov.

REGULATION A+ OVERVIEW

We are offering our Stock pursuant to rules adopted by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the Jobs Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $75 million in a 12-month period.

FORWARD-LOOKING STATEMENTS

This offering circular contains forward–looking statements that involve risks and uncertainties. We use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, or “may”, or other such words, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward–looking statements. While we make these forward–looking statements based on various factors and using numerous assumptions, you have no assurance the factors and assumptions will prove to be materially accurate when the events they anticipate actually occur in the future. The forward–looking statements are based upon our beliefs and assumptions using information available at the time we make these statements. We caution you not to place undue reliance on our forward–looking statements as (i) these statements are neither predictions nor guarantees of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward–looking statement to reflect developments occurring after the date of this offering circular.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide information different from that contained in this offering circular. We will sell our shares only in jurisdictions where such sale and distribution is permitted. The information contained in this offering circular is accurate only as of the date of this offering circular regardless of the time of delivery of this offering circular or the distribution of our common stock.

SUMMARY OF KEY TERMS

Issuer	Financial Agency Group
Securities Offered	Common Stock
Offering Amount	Up to 18,000,000 shares at $1.00 per share
Gross Proceeds (Maximum)	$18,000,000
Offering Type	Self-underwritten, no minimum, best-efforts
Use of Proceeds	Client execution, legal & audit costs, tech, working capital
Minimum Investment	None
Subscription Process	Subscription agreement + payment via wire or approved method
Escrow	No escrow; funds used when received
Dilution	Investors will experience substantial dilution—see “Dilution” section
Transfer Agent	We have not appointed a transfer agent and will do so before our shares are quoted on any public market.
Trading Market	Not currently trading; OTCQB application planned
Offering Termination	One year from qualification or earlier if fully subscribed

The above is a summary only. For a complete understanding of the terms of this offering, you should carefully read the entire Offering Circular, including the sections titled “Description of Securities We Are Offering,” “Use of Proceeds,” “Risk Factors,” and “Plan of Distribution.”

SUMMARY OF INFORMATION IN OFFERING CIRCULAR

We are a Wyoming corporation formed in 2024, with our principal executive office located in Florida. We are a pre-revenue, development-stage company established to provide strategic advisory services to private companies—primarily in emerging markets—seeking to access the U.S. public capital markets. While India represents a key early-growth market due to the size and demand of its private company ecosystem, our long-term focus is global. We aim to serve companies worldwide that seek cost-effective and compliant entry into U.S. markets through Regulation A+, Form F-1, or OTC Markets quotation. We are not a broker-dealer, underwriter, or law firm, and we do not engage in the promotion, distribution, or solicitation of securities. Our services are advisory in nature, focused on regulatory readiness, documentation, and execution strategy. After the qualification of the offering statement of which this offering circular is a part, and upon the sale of common stock to not less than twenty-five investors, we plan to engage a market maker to file an application for a trading symbol with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this offering circular, our common stock does not have a trading symbol and is not listed on any national securities exchange or quoted on the OTC Pink Market. We intend to apply for quotation on the OTCQB; however, there is no assurance that we will meet the minimum requirements for listing, or that an active trading market will develop or be sustained. We are offering 18,000,000 shares of our common stock at a price of $1.00 per share in a self-underwritten, no-minimum, best-efforts public offering for gross proceeds of up to $18,000,000. Subscription funds will not be placed in escrow and may be used by the company when, as, and if received. There is no minimum purchase requirement for investors. The offering will terminate one year from the date of this offering circular. See, "How We Plan To Use Proceeds from the Sale of Our Shares". No minimum purchase is required to purchase any of our shares. The offering will terminate one year from the date of this offering circular.

OUR CORPORATE HISTORY

We were incorporated under the laws of the State of Wyoming on February 14, 2024. Our principal executive office is located at 255 S Orange Avenue, Suite 104 #1261, Orlando, Florida, 32801, United States. Our digital presence is available through our official website at https://financialagency.pro. See “Risk Factors” in the next following section.

SUMMARY OF RISK FACTORS

The following is a summary of some of the most significant risks associated with our business, this offering, and an investment in our common stock. This summary does not address all the risks that may be relevant. Prospective investors should read the full “Risk Factors” in the next section of this Offering Circular before making an investment decision.

●We are a development-stage company with no revenue and a limited operating history. Our business model is unproven at scale, and we may never generate meaningful revenue.

●This is a no-minimum, best-efforts offering. We may raise substantially less than the maximum amount, which could limit our ability to execute our business plan.

●You will experience immediate and substantial dilution. The offering price is significantly higher than the current book value per share, and additional future issuances may further dilute your investment.

●There is currently no public market for our common stock. Even if we secure OTC quotation, an active or liquid trading market may never develop.

●We rely on third-party professionals for regulated services. Delays or underperformance by independent attorneys, auditors, or platform providers could impair client outcomes and our reputation.

●Our advisory model includes accepting equity compensation from clients. These positions may be illiquid, volatile in value, or subject to impairment.

●We may face regulatory scrutiny if our IPO facilitation activities are misinterpreted. Although we are not a broker-dealer or investment company, regulatory classification risks exist.

●Our client base is concentrated in emerging markets. Political, regulatory, or economic instability in key regions may negatively impact our operations or revenue.

RISK FACTORS

In addition to the forward-looking statements and other comments regarding risks and uncertainties included in the description of our business and elsewhere in this offering circular, the following risk factors should be carefully considered when evaluating our business and prospects, financial and otherwise. Our business, financial condition and financial results could be materially and adversely affected by any of these risks. The following risk factors do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

Risks Related to Our Company

We are a development-stage company with no revenues and a limited operating history.

We have not generated any revenues to date and are still building our operational infrastructure. Our business model remains untested at scale. This lack of track record may limit investor confidence and client engagement.

Our early revenue may be concentrated among a small number of clients, which could expose us to financial instability if any such client disengages.

As a development-stage company, our initial revenue is expected to come from a limited number of client engagements. If one or more of these early clients fail to complete their public offering, postpone their listing, or terminate their relationship with us, it could materially affect our financial performance and delay our path to sustainability. This concentration risk is heightened by the milestone-based nature of our advisory services, where revenues are often tied to the progression or completion of complex regulatory filings. Until we diversify our client base and build a more stable pipeline, we may remain vulnerable to fluctuations in engagement timelines, client decisions, or market conditions affecting individual issuers.

We currently have limited brand awareness, which may affect our ability to attract clients and strategic partners.

As a newly established advisory firm, we do not yet have widespread brand recognition or a long-standing track record in the U.S. capital markets. This may make it more difficult to attract prospective clients, form partnerships with established service providers, or compete with more recognized firms offering similar advisory services. Our limited operating history and brand visibility may also cause potential clients or investors to view us as less credible or experienced, regardless of the qualifications of our team. Building a trusted reputation in the cross-border advisory space will require time, demonstrated execution, and successful client outcomes. Until we establish such a track record, our ability to scale may be constrained.

Our facilitation of IPO financing for clients could subject us to regulatory scrutiny under the Investment Company Act of 1940 if not properly structured.

As part of our advisory model, we may assist clients in obtaining pre-offering capital to fund legal, audit, or compliance-related expenses associated with pursuing a U.S. public listing. These financing arrangements—whether through direct advances, structured support, or third-party introductions—are incidental to our core advisory services and are not intended to constitute investment activity. We do not pool investor funds, underwrite securities, or invest in client equity as a principal business activity. However, if a material portion of our assets were to consist of securities of other companies, or if our role in facilitating financing were interpreted as managing or investing in securities on behalf of others, we could become subject to regulation under the Investment Company Act of 1940. Such classification would impose significant legal, operational, and disclosure obligations and could adversely affect our business model and financial position. We believe our current and planned activities do not cause us to be an investment company under applicable law. Nonetheless, there can be no assurance that regulatory authorities will not take a different view in the future.

Equity compensation received from clients may be illiquid, difficult to value, or subject to impairment.

In certain engagements, we may accept a portion of our advisory compensation in the form of equity in client companies. These equity positions are typically in private, early-stage companies that are not yet publicly traded and may lack an active secondary market. As a result, these holdings may be highly illiquid and difficult to convert into cash for operational use. Furthermore, the value of such equity is inherently uncertain and may be materially impacted by the client’s failure to complete a public offering, regulatory setbacks, or post-listing underperformance. In some cases, the equity may become worthless if the client’s business fails or is unable to secure additional funding. This exposes us to valuation volatility and the risk of non-cash compensation impairing our financial flexibility.

Our cross-border team structure may raise concerns about operational continuity, but our core operations are controlled and administered from the United States.

While certain support functions may be performed offshore, our key personnel operate from both the United States and international jurisdictions like India. All critical aspects of our business—corporate governance, offering documentation, regulatory filings, and vendor oversight—are directed from our Florida headquarters. We maintain onshore presence through U.S.-based agents or independent representatives and strategic vendors located across the United States. This structure ensures that our operations remain aligned with U.S. legal and compliance standards; however, investors should be aware that coordination across time zones or jurisdictions may still introduce limited execution risk or logistical delays.

Our internal controls and compliance processes are still maturing.

As a newly formed company, our internal systems, compliance frameworks, and vendor oversight mechanisms are still evolving. Gaps in these processes could lead to operational, reputational, or regulatory challenges.

Rapid scale-up may strain our operational capacity.

A sudden increase in client mandates or investor interest could strain our limited human resources and workflow infrastructure, potentially affecting delivery quality or timelines.

We may face liability for errors or omissions in client offering materials.

Although we do not provide legal opinions or act as a broker-dealer or a legal counsel, our advisory involvement in the preparation of offering-related materials could expose us to reputational or legal risk if those materials contain material misstatements or omissions.

Our advisory-only business model excludes brokerage and legal services, which may require clients to engage additional providers.

Our business model does not include securities brokerage, underwriting, or legal representation. While this allows us to maintain independence, avoid conflicts of interest, and focus exclusively on execution readiness, it also means that our clients must separately engage qualified U.S. legal counsel, broker-dealers, auditors, and other regulated professionals to complete their public offerings. This multi-party structure may increase coordination complexity, cost, or timeline risk, particularly for issuers unfamiliar with the U.S. capital markets.

We have no assurance of developing a secondary market for our securities.

There is currently no public market for our securities, and we cannot guarantee that one will develop. Even if our shares are quoted on OTC Markets, liquidity may be limited.

This offering is a best-efforts offering with no minimum.

There is no assurance that sufficient funds will be raised to support our operations or strategic objectives. If we raise less than anticipated, we may need to reduce planned expenditures or delay expansion.

Revenue recognition practices may evolve and introduce accounting uncertainty.

As we begin to earn revenue—through cash or equity—we may face complexities in recognizing revenue from milestone-based advisory work or illiquid equity stakes, which could affect financial clarity.

Risks Related to Our Business and the Offering

Our limited liquidity and financial resources may discourage potential clients from engaging our services.

As a development-stage, pre-revenue company with limited financial resources, we may not be able to demonstrate the level of financial stability that some potential clients expect from their long-term advisors. This may lead to hesitation among prospective clients who are uncertain whether we will be able to continue offering our services throughout the full duration of their U.S. listing process. If clients perceive our business continuity to be at risk due to capital constraints, it could negatively affect our client conversion, engagement duration, and revenue generation.

Our management may lack the experience necessary to operate a publicly reporting company, which may affect our ability to comply with regulatory requirements.

Our management team has limited experience operating a U.S. public company subject to SEC reporting obligations. Managing a public company involves complex regulatory, governance, accounting, and investor relations responsibilities that go beyond private company operations. Any gaps in knowledge, oversight, or execution could lead to delays in filings, compliance failures, or reputational damage. Although we intend to engage qualified third-party professionals to assist with compliance, our internal capacity to manage these obligations is still developing.

Our limited operating history makes it difficult for you to evaluate the merits and risks of an investment in our common stock.

We are a recently formed company and have not yet generated revenue. As a result, we have a limited track record upon which you can evaluate our business, performance, or prospects. Our business model, while well defined, remains untested at scale and subject to numerous variables, including client demand, regulatory changes, and execution quality. Due to our early stage of development, any investment in our common stock involves a high degree of uncertainty and risk.

We expect to need to raise additional capital, which may not be available on acceptable terms or at all.

We do not expect the proceeds from this offering to be sufficient to fund our operations through profitability. Accordingly, we may need to raise additional capital in the future through equity or debt financings, strategic partnerships, or other arrangements. There can be no assurance that such funding will be available to us on favorable terms, in a timely manner, or at all. If we are unable to secure additional financing when needed, we may be forced to delay or reduce the scope of our operations, limit client onboarding, or cease operations entirely.

The Jumpstart Our Business Startups (JOBS) Act allows us to delay compliance with certain investor protection requirements and to reduce the information we provide in SEC filings.

As an emerging growth company under the JOBS Act, we are permitted to take advantage of certain reduced disclosure and compliance obligations, including delayed adoption of new or revised accounting standards, and reduced financial reporting requirements in our periodic reports. We may also provide less detailed executive compensation disclosures and omit certain governance-related disclosures that would otherwise be required of larger or more mature public companies. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” may elect to take advantage of the extended transition period afforded by Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows emerging growth companies to defer the adoption of certain accounting standards until such standards become applicable to private companies. We have elected to utilize this extended transition period. As a result, our financial statements may not be comparable to those of companies that adopt such standards on the timelines applicable to public companies. As a Tier 2 issuer under Regulation A, we will be required to file annual and semiannual reports, as well as current reports for material events, in accordance with the ongoing reporting obligations under the Securities Exchange Act of 1934, as amended. As a result, our disclosures may differ from those of other public companies, potentially making our common stock less attractive to investors who prefer more transparency and stronger corporate governance.

If we lose our CEO or are unable to attract and retain qualified personnel, our business could be harmed and our ability to compete could be impaired.

Our future success depends in large part on the continued services and leadership of our Chief Executive Officer and founder, who plays a critical role in client engagement, strategy, and execution. The loss of our CEO for any reason could disrupt our operations and client relationships. In addition, our ability to grow depends on recruiting and retaining qualified personnel with experience in U.S. capital markets, regulatory compliance, and cross-border advisory work. If we are unable to attract or retain such talent, our operational capacity and competitiveness could be adversely affected.

Early investors may face a greater risk of loss than later investors.

Investors participating in this offering may be subject to a higher risk of loss compared to future investors due to our early-stage development, lack of operating history, and absence of revenue. Early investors bear the uncertainty of our unproven business model, evolving strategy, and reliance on projected future growth. If our business fails to scale or we are unable to raise additional capital on favorable terms, early investors may experience significant or total loss of their investment.

You will experience substantial dilution in the book value of your investment and may experience future dilution in your ownership percentage.

The offering price of our common stock is significantly higher than the net tangible book value per share, resulting in immediate and substantial dilution to new investors. As a result, investors purchasing shares in this offering will pay a price per share that exceeds the value of our tangible assets on a per-share basis. Furthermore, we may issue additional equity securities in the future for business development, employee compensation, or capital raising purposes. Any such future issuances could further dilute the percentage ownership of existing shareholders and adversely affect the market price of our common stock, if a market develops.

Investors cannot withdraw funds once invested and will not receive a refund.

Once an investor submits a subscription and funds are accepted by us, the investment is irrevocable and non-refundable, except as may be required by applicable law. There is no cooling-off period or redemption right after a subscription is accepted. Investors must be prepared to bear the economic risk of their investment for an indefinite period, including the potential for complete loss of capital.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is being conducted on a best-efforts basis without the involvement of an underwriter, placement agent, or broker-dealer. We do not have a firm commitment to sell any minimum number of shares, and there is no assurance that we will be able to sell any or all of the securities being offered. As a result, we may raise significantly less capital than anticipated, which could adversely affect our ability to execute our business plan and sustain operations.

Trading in our shares will be subject to SEC Rule 15g-9, which imposes additional sales practice requirements on broker-dealers for penny stocks.

Our common stock will likely be considered a “penny stock” under Rule 3a51-1 of the Exchange Act and subject to the requirements of SEC Rule 15g-9. This rule imposes additional sales practice obligations on broker-dealers who sell such securities to persons other than established customers and accredited investors. These requirements may reduce the liquidity of our stock by making it more difficult for broker-dealers to execute trades or for investors to resell their shares. As a result, investors may find it more difficult to sell their securities in the secondary market, if one develops.

Voting control by our management means you and other stockholders will not be able to elect our directors or influence our management.

Following this offering, our management and founding shareholders may continue to hold a substantial percentage of our voting power. As a result, they may retain the ability to control or significantly influence the outcome of matters submitted to stockholders for approval, including the election and removal of directors, amendments to our corporate charter, and approval of significant corporate transactions. This concentration of control may prevent other stockholders from influencing important corporate decisions and may discourage potential investors or takeover offers that could benefit minority shareholders.

Our success depends on our ability to attract and retain qualified IPO clients across international markets.

Our business model relies on securing advisory engagements with private companies seeking to access U.S. public markets through Regulation A+, Form F-1, or OTC quotations. While our initial market focus includes India due to existing demand and relationships, we intend to expand our outreach to other high-growth regions. Failure to attract, convert, or retain clients in any of our target markets may directly affect our ability to generate revenue, scale operations, or achieve profitability. Our long-term success depends on diversifying our client base and consistently demonstrating value across a range of industries and geographies.

Discussions with prospective clients may not result in engagements or revenue.

While we are in active discussions with several Indian companies regarding potential listing engagements, there is no guarantee that such discussions will result in signed mandates, paid retainers, or future advisory revenue. These prospects may choose to pursue alternate funding paths, postpone U.S. listings, or disengage due to internal or market reasons. Our financial outlook may therefore differ significantly from expectations based on ongoing pipeline activity.

Demand for U.S. public listings may be affected by global macroeconomic conditions.

Our business depends on private companies—primarily from emerging and growth markets—choosing to pursue U.S. public listings through Regulation A+, Form F-1, or OTC Markets. The demand for such listings is highly sensitive to global macroeconomic factors, including interest rates, inflation, investor risk appetite, capital market volatility, and geopolitical developments. During periods of economic uncertainty or market instability, prospective clients may postpone, modify, or abandon plans to access U.S. capital markets, which could materially impact our engagement pipeline, revenue projections, and growth trajectory.

We May Be Subject to Legal Disputes if a Client's IPO Is Not Completed Due to Due Diligence Failures or Negative Disclosures.

As part of our business model, we provide advisory and coordination services to companies seeking to raise capital through U.S. public offerings, including Regulation A+, Regulation D, and F-1 filings. These offerings are highly regulated and subject to extensive due diligence, legal review, and financial disclosures. In some cases, an offering may be delayed, suspended, or abandoned entirely due to issues that arise during the diligence process, such as the discovery of material adverse information, regulatory noncompliance, legal disputes, or adverse audit findings. If a client’s offering is not completed or is withdrawn due to such issues—despite our services having been rendered—there is a risk that the client may dispute our fees, allege professional negligence, or seek to recover advisory payments. Even if such claims lack merit, we could be subject to time-consuming and costly litigation, arbitration, or reputational damage. While we take measures to clearly define the scope of our services and disclaim outcome guarantees, there can be no assurance that disputes will not arise, especially in cases where significant pre-offering investments have been made by the client.

Clients who adopt a “reverse flip” structure may face regulatory and operational risks.

Some of our clients may pursue a “reverse flip” structure by forming a U.S. parent entity to become the holding company of their existing non-U.S. operations in order to access U.S. capital markets. While this approach is increasingly common among international issuers, it may involve complex tax, legal, and regulatory compliance requirements under both U.S. law and the laws of the client’s home jurisdiction. If not properly planned and executed, this structure may result in delays, increased costs, or violations of foreign exchange controls, corporate governance rules, or tax regulations. Such challenges could impact our advisory timelines, increase execution risk, or affect the client’s ability to complete a public offering.

The success of our clients' offerings and their post-listing performance are outside our control.

While we support our clients through the advisory and regulatory process, we do not control their financial results, internal governance, investor relationships, or ongoing compliance after the listing, unless mandated. If our clients fail to successfully complete their offerings, or perform poorly post-listing, we may suffer reputational damage or lose anticipated compensation, even though we played no role in their business execution or capital raising outcomes.

Our business involves complex cross-border legal and tax structuring, which may introduce delays, additional costs, or compliance risks.

Many of our client engagements require the formation, restructuring, or reorganization of corporate entities to meet U.S. listing requirements. This process often involves navigating multiple legal and tax regimes, including U.S. federal securities law, foreign corporate and exchange control regulations, and applicable international tax treaties. Errors in legal structuring, incorrect tax assumptions, or changes in regulatory interpretation—either in the U.S. or the client’s home country—could impair a client’s ability to proceed with an offering. Such complications may disrupt our project timelines, affect the quality of deliverables, or result in reduced or delayed compensation.

Our business depends on third-party advisors and service providers, whose performance and availability are outside our control.

We rely on independent attorneys, auditors, broker-dealers, escrow agents, transfer agents, and platform vendors to support the execution of client offerings. If any of these third parties fail to deliver services on time, resign, encounter regulatory issues, or increase their fees materially, our ability to fulfill client mandates may be delayed or impaired. In some cases, poor performance by a third-party advisor may also result in reputational damage to us, even where we have limited oversight or contractual leverage as we do not control them.

Our recommended third-party advisors are not contractually engaged by us, and we do not receive undisclosed compensation from them.

We refer clients to a shortlist of independent third-party advisors—including law firms, audit firms, and platform service providers—for their regulatory, financial, and compliance needs. However, these advisors are directly engaged by the client, not by us, and we do not control their performance or assume liability for their work. We do not receive any commission, referral fee, or compensation from these service providers unless it is fully disclosed to the client in advance. If a third-party advisor fails to deliver or creates delays, it may affect the client’s offering outcome, and we may suffer reputational or operational consequences even though we were not directly involved in their engagement.

We may bear financial and reputational risk when we finance or advance client IPO-related costs.

In certain cases, we may choose to temporarily finance or pay for third-party services—such as legal, audit, or compliance vendors—on behalf of our clients to avoid delays or ensure continuity of execution. This is done at our discretion and is not guaranteed or structured as a loan. If a client subsequently withdraws, disputes an invoice, or fails to reimburse us, we may suffer financial loss. These risks may affect our cash flow, client relationship, or perceived neutrality in future engagements.

We do not underwrite, promote, or distribute securities, and we are not involved in the solicitation of investors.

We are not a registered broker-dealer or underwriter, and we do not engage in the marketing, promotion, or distribution of securities to the public. Our role is limited to advising clients on regulatory readiness, documentation, and execution strategy. We do not solicit investors, handle investor funds, or receive transaction-based compensation. Any capital raising or investor onboarding is conducted directly by the issuer or through independently retained, FINRA-registered intermediaries. Misunderstanding our role could expose us to reputational or regulatory risk, even if we have acted within our disclosed advisory scope.

Political or regulatory instability in key international markets may impact our clients’ ability or willingness to pursue U.S. offerings.

Although we aim to serve clients globally, a significant portion of our early client base is expected to come from emerging markets where regulatory environments can be unpredictable. Changes in government policy, tax law, foreign exchange controls, or enforcement priorities—particularly in jurisdictions with evolving capital controls—may delay or discourage companies from pursuing U.S. public listings. Political instability or sudden shifts in legal frameworks could disrupt active mandates or reduce investor appetite for issuers based in those markets, which could negatively affect our client pipeline and financial results.

We may be exposed to cybersecurity threats that could disrupt our operations or compromise client data.

Although we do not operate a consumer-facing platform, we rely on digital infrastructure and cloud-based tools to manage client documents, workflows, and communications. A cybersecurity incident—including unauthorized access, phishing, ransomware, or data loss—could disrupt our operations, delay client deliverables, or expose confidential client information. Such events may result in reputational harm, legal exposure, or loss of business, especially if they involve regulatory materials or sensitive issuer data.

Investor interest in emerging market issuers may fluctuate based on external factors.

Our business depends in part on the willingness of U.S. investors to invest in companies based outside the United States, particularly in emerging and growth-stage markets. Investor sentiment toward such issuers can be influenced by a variety of external factors, including global macroeconomic trends, currency volatility, geopolitical developments, and the recent performance of other international offerings. Negative perceptions of risk in specific regions—or a broader shift away from emerging market investments—could reduce demand for our clients’ offerings and impact our ability to generate revenue or maintain long-term advisory relationships.

Evolving ESG expectations may impact the success of our clients’ offerings and our reputation.

Investors, platforms, and regulatory bodies in the United States increasingly evaluate Environmental, Social, and Governance (ESG) factors when assessing issuer readiness and investment appeal. Many private companies in emerging or less regulated markets may not yet fully align with evolving ESG standards or have formal ESG policies and reporting practices in place. If our clients are perceived to fall short of investor expectations related to ESG—or become involved in ESG-related controversies—their offerings may be viewed less favorably by institutional investors or listing platforms. In such cases, our reputation could also be affected if we are seen as advising issuers that do not meet prevailing global ESG norms.

Natural disasters, pandemics, or other unforeseen events could disrupt our operations or those of our clients.

Our business may be adversely affected by events beyond our control, including natural disasters, public health crises (such as pandemics), civil unrest, geopolitical conflict, or infrastructure breakdowns. Such disruptions could affect our clients' ability to operate, interfere with regulatory agency processing times, or limit the availability of third-party advisors such as legal counsel, auditors, or transfer agents. In particular, if these events impact key markets where our clients or team members are located, or disrupt coordination between our U.S. and international operations, it could delay project execution, impair listing outcomes, or negatively affect client relationships. While we utilize remote systems and digital tools to maintain operational continuity, widespread disruptions may challenge our ability to deliver advisory services effectively across jurisdictions.

The valuation implied by this offering may not reflect the actual market value of our company.

The price per share in this offering has been determined by management based on a number of subjective factors, including our business plan, perceived market opportunity, and comparable early-stage companies. It has not been established through an arm’s length negotiation, public market pricing, or third-party valuation. As a result, the implied valuation may not reflect the price at which our shares would trade in an active market, if one develops, and may not represent the true value of our company.

Our business is sensitive to changes in U.S. and international securities regulations.

Our advisory services are built on the current structure and interpretation of U.S. securities laws, including Regulation A, Regulation S, Rule 144, and the F-1 registration pathway. Any changes to these frameworks—or shifts in how they are interpreted or enforced by regulatory bodies such as the SEC or FINRA—could materially impact the viability, timeline, or appeal of U.S. listings for our clients. Additionally, changes in foreign laws governing cross-border capital movement, corporate structuring, or public offerings could affect our ability to onboard or support international issuers. Regulatory uncertainty, increased compliance requirements, or jurisdictional conflicts may reduce our ability to scale operations efficiently or deliver consistent client outcomes.

We do not guarantee that our clients will successfully complete a public listing or raise capital.

While we assist clients in preparing for U.S. listings through Reg A+ or F-1, we do not guarantee that any such offering will be qualified by the SEC, accepted by OTC Markets or a national exchange, or successfully subscribed by investors. Listing outcomes depend on factors beyond our control, including market conditions, regulatory review, client performance, and investor demand. If our clients fail to complete their offerings, we may lose anticipated revenue, and our reputation or business model may be adversely affected.

We may face reputational harm from client underperformance or controversy.

If a client fails in its offering, underperforms post-listing, or is subject to public or regulatory scrutiny, we may be negatively associated with that outcome.

We rely on client-provided information, which may be inaccurate or incomplete.

Our due diligence is based on documentation and disclosures provided by clients and their external advisors. We may be exposed to liability or reputational damage if such information proves misleading.

Jurisdictional and cultural differences may hinder execution.

Cross-border operations involve differences in legal systems, regulatory interpretations, communication practices, and enforcement standards. These may lead to delays or misunderstandings.

We may receive equity compensation from clients, creating valuation and conflict risks.

We sometimes accept equity as part of our compensation model. This exposes us to valuation uncertainty and may create perceived conflicts if our financial interests diverge from those of our clients or investors.

We may experience client concentration risk.

In the early phase of operations, a small number of clients may account for a large share of our revenue or equity holdings. Underperformance or disengagement of any such client may significantly impact us.

VC/PE-backed clients may have conflicting agendas or inflated valuations.

Private equity or venture-funded companies may pressure for expedited listings or hold unrealistic valuation expectations. This could interfere with regulatory alignment or investor protection.

Technological disruption may reduce demand for traditional advisory models.

Low-cost software tools, AI-enabled listing platforms, or automation may reduce the perceived need for human advisory services over time.

We rely on U.S.-based commission agents for business development, and any disruption in their availability or conduct may impact our operations.

We engage two independent, commission-based agents located in the United States to support our business development and client sourcing efforts. These agents play a key role in introducing prospective clients to our advisory services and expanding our visibility within the U.S. market. Although they do not participate in the solicitation or sale of securities, their performance and availability are important to our client acquisition strategy. If either agent discontinues their engagement, fails to comply with regulatory boundaries, or acts in a manner inconsistent with our compliance-first policies, it could negatively affect our brand, client pipeline, or regulatory posture. Furthermore, our reliance on third-party agents may limit our direct control over certain aspects of early-stage relationship management.

Cross-border information flows between the United States and international support teams may pose logistical, regulatory, or security risks.

As part of our advisory operations, certain non-public client information, draft documentation, and project data may be transmitted between our U.S.-based executive team and international administrative or support personnel. While we implement secure communication protocols and maintain oversight from U.S. leadership, cross-border data exchange may still be subject to delays, miscommunication, or restrictions imposed by evolving data privacy and localization laws in various jurisdictions. Any breach of confidentiality, disruption in digital infrastructure, or cybersecurity incident involving such information could compromise sensitive client data, delay regulatory filings, or expose us to reputational and legal risk. Although we are not currently subject to any non-U.S. data protection laws, future regulatory changes may impose new compliance obligations or operational constraints.

We may encounter operational challenges as we scale our business and expand our team.

As we transition from an early-stage, founder-led structure to a more formalized organization, we anticipate onboarding additional personnel, expanding vendor relationships, and implementing more complex compliance systems. This scaling process may introduce risks related to quality control, internal coordination, training, and process standardization. If we are unable to effectively manage growth—particularly across multiple time zones and jurisdictions—it could result in delays, client dissatisfaction, or compliance gaps. Our ability to maintain service quality while expanding our operational footprint will be critical to our long-term success, and any missteps during this transition could negatively affect our reputation and financial performance.

We may not be able to enforce payment or performance terms with international clients.

Clients domiciled in foreign jurisdictions may delay or default on payment. Our ability to enforce contracts may be limited by local laws or regulatory barriers.

Geopolitical developments may adversely affect our clients, their offerings, or investor sentiment.

Shifting international relations, sanctions, and political instability may impact client outcomes, cross-border operations, or investor appetite for emerging-market issuers.

Emerging market investor sentiment can be volatile.

Investor appetite for cross-border issuers can fluctuate based on economic cycles, regulatory shifts, or reputational issues affecting other unrelated issuers in the same region or market segment.

We may not offer post-offering support, which could affect client outcomes.

While we provide advisory services through the listing phase, we currently do not offer structured investor relations, market-making, or shareholder engagement services post-listing. This may affect client success in secondary trading.

Investors in this offering will experience immediate and substantial dilution.

The price per share in this offering is substantially higher than the price paid by our founders and early stakeholders. As a result, investors in this offering will experience immediate dilution in the net tangible book value of their investment. In addition, we may issue additional shares in the future through equity compensation, strategic partnerships, or capital raises, which may further dilute existing shareholders and reduce their ownership percentage.

Our actual use of proceeds may differ materially from what is described in this offering circular.

We intend to use the proceeds from this offering as described in the “Use of Proceeds” section. However, our management will have significant discretion over the allocation of funds, and our actual expenditures may vary depending on a number of factors, including changes in business priorities, unforeseen costs, or opportunities not currently contemplated. As a result, investors may not agree with how the proceeds are ultimately used, and such changes could affect our performance or valuation.

The value of our common stock may decrease, and you may lose all or part of your investment.

The market price of our common stock, if a public market develops, may decline below the offering price for a variety of reasons, including our lack of revenue, limited operating history, client setbacks, market volatility, or investor perception. Because we are an early-stage company with an unproven business model, any negative developments—whether specific to our company or broader economic or geopolitical trends—could cause the value of your investment to decrease substantially or become illiquid.

PLAN OF DISTRIBUTION

We are offering up to 18,000,000 shares of our common stock at a fixed price of $1.00 per share in a self-underwritten, best-efforts public offering for gross proceeds of up to $18,000,000. There is no minimum number of shares that must be sold in this offering. This means that we may sell only a portion of the shares offered or none at all, and we will retain any proceeds from shares that are sold. The shares will be offered and sold directly by our executive officers, who will not receive any commissions or other compensation in connection with their participation in this offering. We will rely on the safe harbor provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, which permits officers of the issuer to participate in the sale of securities without registering as broker-dealers, provided certain conditions are met. None of our officers have been, nor are they currently, registered broker-dealers or associated persons of broker-dealers. The offering will terminate on the earlier of: (i) one year following the date the SEC qualifies this offering statement, or (ii) the date we have sold all of the shares offered. We reserve the right to terminate the offering at any time prior to the maximum offering amount being sold, in our sole discretion. To subscribe, investors will be required to complete a subscription agreement and deliver it to us as set forth in the subscription materials. Payment for shares may be made by wire transfer to the bank account specified in the subscription agreement or by such other methods as we may approve. We reserve the right to reject any subscription, in whole or in part, for any reason. If a subscription is rejected, we will promptly return all funds received from the subscriber without interest or deduction. We will receive the net proceeds from the sale of the shares after deducting offering-related expenses, including legal, compliance, platform, and audit costs. No underwriter, placement agent, or broker-dealer is engaged in connection with this offering, and no such party will receive any selling commissions or fees. The Company is conducting this offering without an escrow account. Instead, investor funds will be processed directly through a third-party platform (KoreConX ), which provides subscription execution, investor verification, and funds handling in compliance with applicable regulations. Upon clearance of investor funds, the Company will issue the corresponding shares and record them via its designated transfer agent. Funds will be transferred directly to the Company’s operating account.

HOW WE PLAN TO USE PROCEEDS FROM THE SALE OF OUR SHARES

We expect to receive gross proceeds of up to $18,000,000 from the sale of our common stock in this offering, assuming the sale of all 18,000,000 shares at a fixed price of $1.00 per share. We estimate total offering-related expenses, including legal, audit, EDGAR filing, platform, and regulatory costs, to be $150,000. Use of Proceeds as per the table below.

USE OF PROCEEDS	20% of Shares Sold	50% of Shares Sold	100% of Shares Sold
Capital Raised	$3,600,000	$9,000,000	$18,000,000
Client Execution & Onboarding	$1,540,000	$2,670,000	$4,375,000
U.S. Compliance & Infrastructure Development	$528,000	$1,800,000	$2,940,000
Third-Party Professional Services (Legal, Audit, Transfer Agents)	$975,000	$1,462,500	$1,706,250
Technology & Regulatory Workflow Tools	$90,000	$1,350,000	$4,500,000
U.S. Agent & Partner Compensation	$13,000	$195,000	$341,250
India Execution Support (Subsidiary & Admin Coordination)	$48,000	$360,000	$2,100,000
Contingency & Regulatory Reserves	$156,000	$630,000	$1,110,000
Offering-Related Expenses	$150,000	$150,000	$150,000
General Working Capital & Strategic Flexibility	$100,000	$382,500	$777,500

Base on 1 share cost $1

The costs associated with preparing and filing this Offering, including legal, accounting, compliance, and regulatory expenses, have been personally funded by the Company's founding shareholders. These expenses represent a strategic investment in the Company's vision and future by its leadership team. The founders will not seek or accept reimbursement for any of these offering-related costs unless and until the Company successfully raises at least 20% of the targeted capital following SEC qualification, and such capital is raised within a 12-month period from the date of qualification. This structure ensures that the founders' financial interests are fully aligned with the success of the Offering and the long-term interests of prospective investors.

DILUTION

You should be aware that the disclosure of dilution information is considered a material investment consideration under the regulations of the U.S. Securities and Exchange Commission,

especially for companies like ours that do not currently have a public market for their securities. If and when a public trading market develops and the market begins to set the price for our common stock, dilution disclosures become less relevant to an investment decision and are no longer required by SEC regulations. Although we intend to apply for a trading symbol and, if approved, will seek to foster the development of a secondary market for our common stock, there is no assurance that a trading symbol will be granted. Even if one is obtained, there is no guarantee that an active or sustained public trading market for our shares will ever develop. Therefore, until such a market exists, you should carefully consider the dilutive impact of your investment in our offering. As of the date of this offering circular, our net tangible book value was approximately $61,567 and we had 100,000,000 shares of common stock outstanding. The public offering price is $1.00 per share. The table below illustrates the dilution investors will experience based on the percentage of the 18,000,000 shares offered that we are able to sell.

% of Shares Sold	Total Shares Outstanding	Net Tangible Book Value / Share	Increase / Share to Existing Stockholders	% Owned by Existing Stockholders	Dilution / Share to New Investors	% Owned by New Stockholders
25%	104,500,000	$0.04329	$0.04268	95.7%	$0.957	4.3%
50%	109,000,000	$0.08245	$0.08183	91.7%	$0.918	8.3%
75%	113,500,000	$0.11849	$0.11788	88.1%	$0.882	11.9%
100%	118,000,000	$0.15179	$0.15118	84.7%	$0.848	15.3%

The calculations above exclude approximately $150,000 in offering-related legal, audit, and compliance expenses that were personally funded by the founding shareholders. These expenses are not immediately reimbursable by the Company and have not been charged against its net tangible book value.

Dilution is the amount which purchasers of the shares would lose, assuming we were to have been liquidated immediately following the sale of the respective percentages of the shares,

assuming realization of tangible assets at book value, no costs of liquidation, no recovery on intangible assets, no incurrence of expenses and no outstanding debt.

DESCRIPTION OF OUR BUSINESS

Our Business History and Operations

Financial Agency Group was incorporated in 2024 as a Wyoming corporation. We provide strategic advisory services to non-U.S. companies seeking to access U.S. public markets through pathways such as Regulation A+, Form F-1, and OTC Market listings. Since inception, we have focused on establishing operational frameworks, securing qualified U.S. vendors (including legal counsel, auditors, and transfer agents), and building a milestone-based advisory model tailored to the U.S. regulatory environment. As of the date of this offering circular, we are a pre-revenue company and have not yet completed any client engagements or generated advisory income.

We operate a lean, asset-light structure supported by international administrative resources, allowing us to scale efficiently as client engagements begin. Our services include entity structuring, regulatory documentation, vendor coordination, and listing-readiness support. Clients engage third-party professionals directly, and we do not handle investor funds or act as broker-dealers. In select cases, we may receive equity as part of our compensation. Our business model is built on fixed-fee retainers and milestone-driven advisory agreements. As a strategic bridge between emerging market issuers and the U.S. capital markets ecosystem, we aim to simplify the regulatory journey and help qualified companies prepare for public listing in the United States.

Overview of Our Business

Our clients come to us with ambition—but not always with clarity on how to access U.S. capital markets. That’s where we step in. We specialize in preparing private companies—particularly those from emerging markets—for U.S. public offerings via Regulation A+, Form F-1, and OTC Market pathways. Our advisory model is designed to guide issuers through the legal, regulatory, and operational milestones required to become a publicly reporting company in the United States. We are not a broker-dealer, underwriter, or law firm. Instead, we serve as the strategic backbone behind each offering—ensuring that clients are structurally sound, properly documented, and regulator-ready. Our value lies in our ability to translate cross-border complexity into clear execution. We understand the expectations of U.S. regulators and the unique challenges faced by non-U.S. founders. This dual perspective allows us to create a seamless pathway from intent to listing. From entity structuring to the coordination of U.S.-based legal counsel, auditors, EDGAR agents, transfer agents, and escrow providers, we manage each step of the listing readiness process—without assuming roles that require registration or legal licensure. We do not sell securities or promote offerings. We design the roadmap, then work alongside our clients to help execute it with precision and regulatory alignment. What also sets us apart is our flexibility. We offer milestone-based advisory structures and, in select cases, accept partial equity compensation to align incentives with client success. We operate using a lean and scalable model, supported by carefully vetted third-party providers who are engaged directly by the client. This preserves independence, improves cost transparency, and maintains service accountability. Client relationships are centrally managed from our U.S. executive office, with process support provided by international coordination teams. Using secure cloud-based tools and real-time workflow systems, we track documentation progress, regulatory timelines, and vendor deliverables. We help clients avoid common delays and errors by maintaining a proactive, compliance-first posture at every stage. Our role is not just advisory—it’s preventive and protective. We act as a neutral coordinator focused on helping our clients reach the U.S. market prepared, capital-efficient, and structurally sound. A core part of our services also includes facilitating IPO financing, which enables issuers to cover key pre-offering costs such as legal, audit, and regulatory fees—strengthening their position ahead of a public listing.

Milestone Achievements

Since incorporation, we have focused on building a compliant and execution-ready advisory platform tailored to the needs of cross-border issuers. Key milestones to date include the formalization of our U.S. entity and executive office in Florida, the design of a milestone-based client engagement model, and the identification of key service providers—including U.S.-based securities counsel, PCAOB-registered auditors, transfer agents, and EDGAR filing agents—who may be engaged by clients as part of their listing journey. We have also completed the planning phase for a wholly owned administrative support subsidiary in India, which is intended to handle operational coordination and non-regulatory functions. Internally, we have developed proprietary templates, process documentation, and compliance frameworks aligned with Regulation A+, Form F-1, and OTC Market requirements.

Client Pipeline Overview

As of the date of this Offering Circular, we have not executed any advisory mandates or fee agreements. We are in informal, non-binding conversations with several private companies that may pursue U.S. listings and could potentially engage us in the future. These discussions are part of our normal business development efforts and do not involve investor solicitation or marketing of our securities. We have not conducted “Testing the Waters” activities under Rule 255 of Regulation A, and none of our communications with third parties prior to the filing of this offering statement were intended to qualify as such.

Competitive Differentiation

We operate as an independent advisory firm—unlike underwriters, broker-dealers, or bundled compliance platforms. Our approach is distinguished by:

●No securities solicitation, distribution, or fundraising activity

●A fixed-fee, milestone-based model with optional equity alignment

●Cross-border structuring expertise supported by jurisdictional compliance awareness

●Dedicated onboarding and vendor coordination support

●A neutral, unconflicted position with all legal, audit, and compliance firms engaged directly by the client

This framework allows us to deliver targeted support without duplicating or replacing the roles of regulated professionals.

Commission-Based Business Development Agents

We engage two independent, commission-based agents located in the United States to support our client acquisition and business development efforts. These agents are not registered broker-dealers and do not engage in the solicitation, sale, or promotion of securities. Their role is limited to sourcing private companies that may benefit from our advisory services related to accessing

U.S. public markets. These agents are compensated solely for successful introductions that lead to executed advisory mandates with the company. They do not receive compensation tied to the amount of capital raised, the sale of any securities, or investor subscriptions. Instead, they receive a fixed commission based on a percentage of the advisory fees we receive from the client. These commissions typically range from 10% to 20% of the cash-based advisory fees collected, depending on the complexity and scope of the engagement. Payment to these agents is made in one or more tranches, typically following (i) execution of a formal engagement agreement with the client and (ii) receipt of corresponding milestone-based advisory fees by the company. The agents are not paid upfront, and they do not receive any compensation unless the client formally engages our services and we collect advisory revenue. We do not compensate them in equity, and they do not have access to client funds, offering proceeds, or investor information. All agent activity is supervised to ensure full alignment with U.S. securities regulations.

Our commission-based agents do not solicit, market, or sell securities to investors. They operate solely in a business development capacity—identifying and referring potential issuer clients to the Company. These agents do not participate in preparing offering materials, investor presentations, or handle any aspect of the subscription process. We have reviewed their activities to ensure they remain within the safe harbor provided under SEC Rule 3a4-1. Each agent has executed a written acknowledgment affirming that they:

●Are not and have never been registered broker-dealers or associated persons of a broker-dealer;

●Do not receive transaction-based compensation tied to securities sales;

●Do not engage in securities recommendations or investor communications;

●Limit their involvement to non-transactional business development; and

●Are supervised by the Company to ensure ongoing compliance with these restrictions.

The terms under which these agents are engaged, including their roles, limitations, and compensation structure, are set forth in the Commission-Based Agent Agreement filed as Exhibit 6 to this Offering Circular.

Our Code of Values

Our work is grounded in a commitment to trust, transparency, and responsibility. As a cross-border advisory firm operating within the U.S. regulatory framework and serving global clients, we recognize that our credibility depends not only on technical proficiency, but also on the ethical standards we uphold in every engagement. These values form the foundation of our client relationships, internal decision-making, and long-term vision.

Integrity First
We operate with honesty and clarity in all our communications. We disclose our role, limitations, and compensation terms openly to clients and partners. We do not accept undisclosed commissions, referral fees, or kickbacks, and maintain full transparency in all vendor relationships.

Compliance Without Compromise
We respect and adhere to the regulatory frameworks of every jurisdiction relevant to our operations and those of our clients. While we are not broker-dealers, law firms, or underwriters, we are committed to full alignment with applicable securities laws, including those governed by the U.S. Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority (FINRA). We never advise or support strategies that compromise legal or regulatory integrity.

Independence and Objectivity
Our advisory services are grounded in fact, merit, and regulatory discipline—not incentives or short-term outcomes. We operate as independent advisors and do not market, sell, or distribute securities. We decline engagements that conflict with our mission, our role, or the regulatory posture we maintain.

Client Empowerment
We believe that informed clients make stronger issuers. We work to demystify the U.S. regulatory environment, equipping clients with the knowledge and tools to make sound decisions at every step of their listing journey. We aim to turn compliance into a competitive advantage, not an administrative burden.

Stewardship and Accountability
We view every client engagement as a long-term relationship, even when our role is limited to the pre-offering or listing phase. We take full responsibility for the quality of our work and hold ourselves to high standards of diligence, responsiveness, and confidentiality.

Respect for Global and Cultural Diversity
Our team collaborates with clients and professionals from diverse cultural, legal, and business environments. We recognize the importance of context, adapt our communication style to suit varied audiences, and foster an inclusive mindset in every engagement.

Our Services

We offer a suite of services designed to meet the diverse needs of companies preparing for U.S. listings, particularly through Regulation A+, Regulation D, and F-1 (foreign issuer) offerings. Our services are advisory in nature and structured to ensure transparency, regulatory compliance, and seamless execution across multiple stakeholders.

Our Key Service Areas Include:

IPO Advisory Services

●End-to-end strategic guidance on U.S. public offerings, including Regulation A+, traditional S-1 IPOs, and F-1 filings for foreign issuers.
Development of offering structures tailored to each client’s regulatory readiness, investor profile, and long-term capital goals.

●Coordination with U.S.-based legal counsel, PCAOB-registered auditors, transfer agents, EDGAR filing agents, and other third-party intermediaries.

IPO Financing Solutions

●Facilitation of pre-IPO bridge funding to support legal, audit, regulatory, and operational readiness.

●Strategic introductions to institutional and private investors interested in IPO-aligned capital participation.

●Structuring of special purpose vehicles (SPVs) or direct financing arrangements to support working capital or execution milestones.

●All financing facilitation is non-brokered and offered solely as part of advisory engagements, not as a principal business activity.

Regulatory Documentation Support

●Assistance in preparing investor-facing documents such as Offering Circulars, Form 1-A filings, Form D notices, and investor presentations.

●Support in drafting financial models, capitalization tables, and use-of-proceeds narratives that meet SEC disclosure standards.

Testing the Waters (TTW) & Market Readiness

●Guidance on conducting “Testing the Waters” campaigns in compliance with SEC regulations to evaluate investor interest pre-launch.

●Strategic input on messaging, branding alignment, and investor targeting during the early-stage outreach phase.

Cross-Border Structuring

●Advisory on U.S. entity formation and jurisdictional planning (e.g., Florida, Delaware) to meet regulatory and tax considerations.

●Assistance with shareholder agreements, international capital flow compliance, and alignment with SEC exemption frameworks.

●Support for clients with management or operations in foreign jurisdictions, ensuring compliance with both U.S. and local laws.

Listing and Post-Listing Coordination

●Coordination with OTC Markets, NASDAQ, or NYSE (where applicable), including guidance on eligibility and process steps.

●Assistance with appointing market makers, registered transfer agents, and compliance service providers for post-offering requirements.

●Advisory support for ongoing investor communications, periodic disclosures, and audit continuity following the offering.

Our Client Onboarding Process

We follow a structured and compliance-oriented onboarding process to ensure that each client is well-positioned for a successful U.S. listing. Our goal is to assess the client’s readiness, define a clear capital markets strategy, and provide seamless coordination with key service providers throughout the offering lifecycle.

Stages of Onboarding

Initial Consultation and Eligibility Assessment

We begin with a detailed consultation to understand the client’s business model, corporate structure, financial history, and capital-raising goals. We assess whether the company meets the regulatory and practical requirements for a U.S. public offering, including incorporation, financial audits, and shareholder structure.

Corporate Structuring and Documentation Review

If the client is not yet incorporated in the U.S., we guide them through forming a compliant corporate entity, typically in states such as Wyoming or Delaware. For clients already incorporated, we review existing governance documents, capitalization tables, shareholder agreements, and other foundational records to identify any gaps.

Engagement Agreement and Scope Definition

Upon mutual agreement to proceed, we enter into a formal engagement agreement outlining the scope of services, key deliverables, milestones, and timelines. This agreement also defines the roles of other independent professionals such as legal counsel, auditors, EDGAR agents, and transfer agents.

Due Diligence and Planning

We conduct a focused internal due diligence exercise to prepare a detailed plan of execution for the offering. This includes mapping out audit timelines, legal documentation workflows, Form 1-A preparation, and investor readiness strategies, including Testing the Waters (TTW) where applicable.

Team Assembly and Coordination

We help the client appoint and coordinate with experienced third-party professionals including:

●U.S. legal counsel for the offering

●Independent auditors (for Tier 2 filings)

●EDGAR filing agents

●Transfer agents and escrow service providers

●Broker-dealers, if applicable

We ensure that all professionals work in sync to meet regulatory timelines and ensure high-quality disclosures.

Regulatory Drafting and Review

With the client and legal team, we assist in preparing the offering materials, including the Form 1-A, investor presentations, and supporting documentation. We also help the client respond to SEC comment letters, if issued, and update the offering materials accordingly.

Pre-Launch Readiness and Filing

Before filing, we review all documents for completeness, accuracy, and regulatory consistency. Once the Form 1-A is filed, we track the SEC review process, coordinate required amendments, and support the client in achieving qualification.

Our Approach to IPO Financing

IPO financing refers to the provision of capital to a company to help it prepare for and complete an initial public offering. For our clients, we structure financing in the following manner:

1.Pre-IPO Bridge Funding:
We aim to provide short-term capital that covers expenses such as legal, accounting, audit, regulatory filings, and listing fees. This funding is typically provided against future equity or post-IPO proceeds, basically the success fee, helping the client preserve internal liquidity during the transition to a public entity.

2.Working Capital Support:
Many companies preparing for a public offering require enhanced liquidity to stabilize operations and demonstrate growth momentum. We help our clients secure working capital through debt, convertible instruments, or strategic investors aligned with the IPO timeline.

3.Equity Financing Through Special Purpose Vehicles (SPVs):
In some cases, we establish dedicated SPVs or funds that participate in the client's pre-IPO round. These entities invest with the objective of achieving a liquidity event post-IPO and may include a mix of domestic and offshore investors.

4.Investor Packaging and Introductions:
Beyond the capital itself, we prepare investor decks, financial models, and offer documentation to present the company’s value proposition in the most compelling manner. We also introduce our clients to strategic and institutional investors interested in IPO-aligned opportunities.

5.Performance-Based Structuring:
We tailor IPO financing structures to align with milestone-based triggers—such as SEC qualification, exchange acceptance, or funding thresholds—so that clients receive capital progressively, while ensuring risk-adjusted participation for investors.

Our Role

While we do not act as a broker-dealer or underwriter, we work closely with U.S. law firms, accounting firms, FINRA-registered broker-dealers, and transfer agents to ensure compliance and seamless execution.

Our Compensation Model

We generate revenue through a hybrid compensation structure comprising both cash fees and equity participation from the clients we advise. This model is designed to align our interests with those of our clients while maintaining regulatory neutrality and independence throughout the offering process. Fees are customized based on engagement scope, project timeline, and client needs. No two clients are charged identically.

Cash Fees

We charge fixed cash fees to our clients for advisory services rendered during various phases of a U.S. capital raise, including:

●IPO readiness assessments

●Structuring support

●SEC documentation assistance

●Intermediary coordination

●Post-offering support

These fees may be paid upfront or in milestones and are not contingent on the amount of capital raised.

Equity Compensation

In select cases, we accept a minority equity position in our client companies as a form of compensation. This may take the form of common stock, restricted shares, or advisory shares, issued as part of the client’s capitalization plan. The equity allocation reflects the long-term strategic value we contribute, especially when working with early-stage companies with limited liquidity.

We do not request voting rights, board representation, or control rights in any client. We also do not become a beneficial owner of the issuer under SEC Rule 13d-3, as we ensure that:

●We remain below the 5% ownership threshold,

●All shares are issued without special preferences,

●We do not participate in management or governance decisions of the issuer.

As a best practice, our equity compensation is typically structured to remain within 2% to 4% of the post-offering capitalization of the client, depending on the scope and complexity of services provided. Our equity interests are passive and are received in exchange for non-transactional advisory services, i.e. professional services provided to a company that are not directly tied to the act of selling or placing securities — i.e., not involving brokerage or underwriting activity. All compensation terms are disclosed to the client and, where applicable, disclosed in their offering statements in compliance with SEC and FINRA guidelines.

Independence From the Offering Process

While we support our clients in preparing for a public offering through strategic guidance, documentation assistance, and coordination with third-party service providers, we do not act as an underwriter, placement agent, broker-dealer, or selling agent for any securities offered under this or any other Regulation A+ offering. We do not receive any compensation that is contingent on the sale of securities, nor do we handle or process investor funds, subscription agreements, or share allocations. All offering-related activities—including investor onboarding, fund collection, investor verification, and share issuance—are managed by independent, qualified third-party service providers, such as SEC-registered transfer agents, broker-dealers, and escrow agents, in full compliance with applicable securities laws. We do not solicit investors, guarantee the success of any offering, or provide investment advice to any party in connection with the sale of securities under this Offering Circular. Our role is limited to administrative and consultative support prior to the offering. Once the offering is live, we maintain a neutral position and do not interfere in pricing, marketing, investor selection, or allocation decisions. We believe this separation of roles is essential to preserving the integrity of the offering process and to ensuring full compliance with SEC rules regarding fair and transparent capital formation. Our firm upholds the principle that all investor decisions must be made independently and without undue influence or promotional pressure from any affiliated party.

Licensing, Environmental, Health and Safety

We do not operate in an industry that requires occupational, environmental, or health and safety permits. As a corporate advisory firm, we are not subject to federal, state, or local environmental regulations applicable to manufacturing, physical facilities, or hazardous materials. We do not provide legal, audit, or broker-dealer services, and are therefore not required to be registered with the U.S. Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any state securities authority. We do not hold financial, securities, or investment licenses, nor are we required to do so under our current business model. Instead, we coordinate with independently contracted, appropriately licensed professionals—such as U.S.-based attorneys, PCAOB-registered auditors, transfer agents, and escrow service providers—who are engaged directly by our clients to deliver regulated services. We comply with all applicable U.S. corporate and tax regulations, including business registration and annual reporting requirements in the State of Wyoming. Where international coordination is involved, we ensure adherence to relevant local laws, including those related to labor, data privacy, and communications. We monitor changes in applicable U.S. and international regulatory frameworks that could impact our clients or services and adjust our internal practices to remain fully compliant.

Strategic Expansion in the United States

As part of our long-term vision, we intend to deepen our presence and operational footprint within the United States by supporting high-growth, founder-led companies—particularly those led by immigrant or international entrepreneurs building scalable businesses in the U.S. market. A key segment within this focus includes Indian-origin founders, who have consistently contributed to innovation, job creation, and value generation across sectors such as technology, healthcare, manufacturing, and consumer products. Our objective is to identify and advise the U.S.-based founders with global roots—especially those with strong growth trajectories and U.S.

operations—who may benefit from structured IPO pathways, institutional-grade advisory support, and post-offering compliance infrastructure. We aim to position ourselves as a trusted capital markets partner for these founders, helping them navigate regulatory complexity and unlock broader access to growth capital. We view this initiative as more than just geographic expansion; it is a strategic effort to bridge ecosystems—connecting underrepresented entrepreneurial talent with the U.S. public market system. By enabling founders to access transparent capital formation tools and compliant market entry solutions, we support both economic opportunity and regulatory alignment. Our goal is to help ensure that high-potential businesses are not limited by geography, jurisdiction, or access to financial infrastructure.

Long-Term Strategy

Our long-term strategy is centered on building a leading cross-border advisory platform that helps high-potential private companies from emerging markets access the U.S. public capital markets. While India remains a key early-growth region for us due to the scale and ambition of its private sector, our broader vision is global. We aim to become a trusted partner to international founders seeking a transparent, efficient, and compliant pathway to raise capital and engage with U.S. investors.

Build a Scalable Cross-Border Advisory Platform

We are developing a modular, repeatable service model that allows us to efficiently onboard and guide multiple clients through U.S. listing options, including Regulation A+, Form F-1, and OTC Market quotations. This includes refining compliance workflows, strengthening onboarding infrastructure, and maintaining strategic relationships with top-tier U.S. legal, audit, and platform providers.

Strengthen Execution Through Technology and Workflow Tools

As we grow, we plan to invest in internal systems that enable secure document sharing, progress tracking, milestone monitoring, and client reporting. Our goal is to deliver a seamless execution experience that reduces friction, increases visibility, and allows clients to navigate U.S. regulatory processes with confidence.

Expand Our Global Client Pipeline and Market Visibility

We will continue to build our presence in key growth regions—such as India, Southeast Asia, and the Middle East—through direct outreach, ecosystem partnerships, and thought leadership. By educating founders on U.S. listing frameworks and regulatory requirements, we aim to position the Financial Agency Group as a go-to advisory platform for international companies considering cross-border capital access.

Institutionalize Our Vendor Ecosystem

We intend to deepen and formalize partnerships with experienced U.S.-based legal counsel, PCAOB-registered auditors, transfer agents, compliance consultants, and listing platforms. Over time, we aim to implement service-level agreements and negotiated pricing models that improve execution consistency and cost transparency for our clients.

Expand Revenue Sources Through Value-Added Services

In addition to milestone-based retainers and optional equity compensation, we may introduce complementary service lines tailored to the needs of listed companies. These may include post-offering support such as voluntary OTC disclosures, investor relations strategy, or coordination of ongoing compliance—without acting as a broker-dealer or IR firm.

Build a Compliant, Durable Advisory Brand

We are committed to maintaining independence from securities promotion and distribution. We do not solicit investors, manage funds, or participate in transactional brokerage activity. By operating strictly within the scope of unregulated advisory services, we aim to build a trusted brand known for integrity, regulatory alignment, and execution quality. Our long-term reputation will be measured not only by the volume of listings we support, but by the post-offering success and durability of the companies we advise.

Role in Cross-Border Access to U.S. Capital Markets

The Company aims to provide operational and compliance support to international founders—particularly those from emerging or underrepresented markets—seeking to access the U.S. public capital markets. By offering guidance aligned with applicable regulatory standards, the Company seeks to facilitate cross-border readiness and improve transparency for companies navigating the U.S. listing process.

Employees

As of the date of this offering circular, we do not have any employees on fixed salary. Our executive team and operational contributors are compensated through a combination of equity ownership, deferred compensation, and project-based arrangements. Rather than maintaining a traditional full-time workforce, we operate using a lean and agile model that leverages independent consultants, collaborators, and third-party service providers to fulfill specialized functions such as legal coordination, documentation review, regulatory compliance, and client onboarding. All personnel are engaged on a contractual or milestone-based basis and are not classified as employees of the Company. This structure allows us to align resource allocation with project milestones and maintain cost efficiency during our pre-revenue phase. Our core activities are coordinated from our executive office in Florida, with additional support provided by qualified professionals in other jurisdictions, including international coordination teams. As we begin to generate revenue and scale operations, we may formalize our human capital strategy by hiring salaried employees to support compliance, client services, and operational continuity. We also anticipate implementing performance-based compensation models, including equity incentive plans, to attract and retain qualified talent in both U.S. and international roles. All personnel—whether internal or external—operate under confidentiality and non-circumvention agreements to safeguard client interests and maintain the integrity of our advisory relationships. Our flexible staffing model enables us to efficiently match high-quality professionals to each client engagement while preserving financial and operational discipline. Although the Company does not maintain salaried employment arrangements, its founders devote full-time attention to executive operations and may be reasonably counted as full-time employees.

Recruiting and Training

As of the date of this offering circular, we do not maintain a traditional salaried workforce. Instead, we engage qualified professionals on a contractual, milestone-based, or equity-aligned basis depending on the nature of the work and the stage of client engagement. This model enables us to align human capital with project-specific needs while maintaining operational flexibility and cost efficiency. Our recruiting efforts focus on professionals with experience in U.S. securities regulations, cross-border advisory, legal documentation, and regulatory compliance—particularly those familiar with Regulation A+, Form F-1, and OTC Markets processes. We prioritize individuals and firms with a demonstrated understanding of both international business dynamics and the expectations of U.S. capital markets. As our operations scale and we begin generating revenue, we plan to gradually build a dedicated in-house team to support core functions such as client onboarding, documentation management, compliance oversight, and engagement delivery. Initial hires may be based in either the United States or internationally, depending on function and coverage needs. Over time, we intend to expand our U.S.-based workforce to further strengthen regulatory alignment, client responsiveness, and execution quality. We are committed to developing a compliance-first team culture. All new contributors—whether employees, consultants, or partner firms—are oriented on our advisory model, regulatory boundaries (e.g., restrictions on solicitation or transactional roles), confidentiality obligations, and workflow protocols. Training is delivered through internal documentation, live onboarding sessions, and periodic updates that reflect changes in U.S. regulations or client needs. This structure allows us to maintain high standards of execution while remaining adaptive to evolving regulatory and market conditions.

Market Demand and Activity Cycles

Our operations are driven by client demand for U.S. listings and the regulatory submission windows of offerings, not by seasonal or cyclical factors. While global market conditions or fiscal periods may influence client behavior, we do not anticipate recurring seasonal patterns affecting our business in a material way.

Competition

The market for U.S. public offering advisory services is competitive and highly fragmented, with participants ranging from global investment banks and compliance platforms to boutique advisory firms and specialized consultants. As a cross-border advisory firm focused on helping international companies—particularly those from emerging markets—navigate U.S. listing pathways, we face competition from both U.S.-based providers and international firms offering similar services.

Our primary competitors fall into the following categories:

●Full-Service Investment Banks and Broker-Dealers
These firms underwrite and distribute securities, often bundling capital raising with legal, audit, investor relations, and compliance services. While we do not compete directly with underwriters, some companies may opt for these one-stop solutions for convenience and capital access.
Examples: Boustead Securities, EF Hutton, Maxim Group

●U.S.-Based Reg A+ and Compliance Platforms
These firms specialize in Regulation A+ execution, platform onboarding, and compliance workflows—primarily for domestic issuers—but many are expanding to serve international clients.
Examples: Manhattan Street Capital, KoreConX, Prime Trust (compliance and escrow)

●International Legal and Compliance Consultants
These include advisory firms and consultants from India, the Gulf, and Southeast Asia who provide U.S. listing support as part of a broader service suite. They may include U.S.-licensed attorneys or foreign advisors partnered with U.S. professionals.
Examples: Indorient Financial Services, Enterslice

●Audit-Centric Regulatory Advisors
PCAOB-registered accounting firms and compliance-focused CPAs often lead issuer engagements from a financial disclosure perspective, especially for smaller-cap listings.
Examples: Marcum LLP, BF Borgers, and other small-cap audit firms

Planned Indian Subsidiary

As part of our long-term growth and operational strategy, we plan to establish a wholly owned subsidiary in India to support administrative coordination, client engagement, and cross-border execution for our global operations. This subsidiary will function as an internal support and delivery center, allowing us to enhance time-zone coverage, improve documentation workflows, and increase cost efficiency as we scale. The Indian subsidiary will not be involved in regulated U.S. securities advisory activities and will not engage in the solicitation or distribution of securities. All regulatory filings, offering documentation, and client-facing deliverables will continue to be developed, reviewed, and managed under the direct oversight of Financial Agency Group, our U.S. parent company based in Florida. The subsidiary will be staffed by non-client-facing professionals focused on supporting internal project coordination, document tracking, and client onboarding logistics. It will operate in full compliance with applicable Indian laws and regulations, including those related to foreign ownership, exchange controls, and professional services. We believe that establishing a localized operations hub in India will enable us to better support our international client base—particularly issuers with administrative functions or operational ties to the region—while maintaining full U.S. control over advisory, legal, and compliance functions. We are currently in the planning and compliance phase of this initiative and expect to complete the subsidiary registration following the successful closing of this offering, subject to applicable approvals and readiness milestones.

Salary

As of the date of this offering circular, our executive officers do not receive fixed salaries or other regular compensation. We operate under a lean, founder-led model designed to conserve capital during the early stages of development. Subject to the successful completion of this offering and the availability of adequate working capital, we intend to implement salary arrangements for our executive team. If we raise at least 20% of the maximum offering amount (i.e., $3,600,000), our Chief Executive Officer and Chief Financial Officer may begin receiving fixed annual compensation, with terms to be determined and approved by our current board of directors, which consists of the same two founders. Any future compensation will be structured to reflect the scope of executive responsibilities, financial position of the company, and the interests of shareholders.

Advertising and Marketing

We currently rely on direct outreach, professional networking, and referral relationships to generate client interest. Our marketing strategy emphasizes reputation-building through thought leadership, educational content, and strategic partnerships, rather than through paid media or mass-market advertising. We do not engage in public solicitation or promotional activity related to securities offerings. As we grow, we intend to expand our presence through curated digital campaigns, webinars, and founder-focused events that target high-potential companies in emerging markets—including India, Southeast Asia, and the Middle East—who are exploring U.S. public listing pathways. We also plan to strengthen our visibility through industry publications, regulatory insights, and educational programming designed to clarify the U.S. capital markets process for non-U.S. issuers. All marketing and outreach efforts will remain strictly within the bounds of permitted advisory activities and will not involve the promotion or distribution of securities. Our goal is to build long-term trust with prospective clients by demonstrating regulatory clarity, execution expertise, and a commitment to compliance-first engagement.

Our Property

As of the date of this offering circular, we operate from a dedicated office located at 255 S Orange Avenue, Suite 104 #1261, Orlando, Florida 32801. This facility serves as our principal executive office and supports our corporate, regulatory, and administrative functions. It is the central location from which we manage client coordination, U.S. vendor relationships, and offering-related oversight. In addition to our U.S. office, we maintain an administrative support office at B-2, Plot-2, Gururam Das Nagar, New Delhi – 110092, India. This location supports due diligence of the clients, cross-border coordination, and non-regulated execution functions under the direction of our U.S.-based leadership team. It does not engage in investor-facing activity or conduct any functions requiring registration under U.S. securities laws.

Market Opportunity

We believe there is a significant and growing opportunity to support emerging-market private companies in accessing the U.S. public capital markets. As global capital flows become more democratized, an increasing number of founder-led businesses—particularly from high-growth regions such as India, Southeast Asia, and the Middle East—are seeking cost-effective and compliant alternatives to traditional IPOs. India, in particular, represents one of the world's most active startup and SME ecosystems, with over 100,000 startups and more than 90 tech unicorns. According to data from Tracxn and Bain & Company, more than $36 billion was invested in Indian startups in 2021 alone. A growing segment of these companies is reaching maturity and evaluating global capital access to fuel their next phase of growth. While domestic markets in India have expanded, many companies recognize the advantages of listing in the United States—including access to a broader investor base, enhanced global credibility, and potential for higher valuations. At the same time, U.S. capital markets have become more accessible to non-U.S. issuers through frameworks such as Regulation A+, Form F-1, and OTC Markets listings. These options offer a viable path to becoming publicly reporting companies without the complexity or expense of a traditional underwritten IPO. However, navigating this cross-border process involves intricate legal, regulatory, and operational hurdles—particularly around SEC filings, corporate structuring, and disclosure standards. Most emerging-market companies lack in-house expertise on U.S. regulatory frameworks, which creates a clear need for specialized, compliance-first advisory firms that understand both the local business context and U.S. securities law. Financial Agency Group is positioned to fill this gap by offering non-intermediated, execution-focused guidance through every phase of the listing journey. Our lean delivery model, independence from underwriting, and ability to coordinate with top-tier U.S. legal, audit, and compliance professionals allow us to deliver tailored support to clients at scale. While India continues to be a key entry market, our model is designed to serve a broader international client base. We estimate that the total advisory market for non-U.S. issuers seeking to access U.S. public markets—across legal, audit, documentation, and platform services—could exceed several hundred million dollars over the next five years. As global awareness of U.S. listing pathways continues to grow, we believe demand for culturally aligned, regulatorily grounded advisory services will increase significantly. Our long-term vision is to become the trusted bridge between emerging-market entrepreneurship and U.S. capital markets—helping clients navigate regulatory complexity with clarity, confidence, and compliance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview and Business Stage

We are a development-stage company incorporated in the State of Wyoming in 2024, with our principal executive office located in Florida. As of the date of this offering circular, we have not generated any revenue and are in the early phases of building our operational infrastructure, vendor ecosystem, and client acquisition pipeline. Our business model is focused on providing strategic advisory services to private companies—particularly those from emerging and underserved markets—seeking to access U.S. public capital through Regulation A+, Form F-1, or OTC Markets pathways. While India represents a key initial market due to the size and maturity of its private business sector, our long-term vision includes supporting international issuers from a variety of regions seeking efficient, compliant entry into U.S. markets.

Fiscal Year-End

The Company was incorporated on February 14, 2024, and has adopted March 31 as its fiscal year-end. Accordingly, the audited financial statements included in this Offering Circular cover the period from February 14, 2024 through March 31, 2025. The Company believes this fiscal year-end aligns better with its internal financial planning and reporting cycle.

Financial Condition

As of March 31, 2025, our cash balance was $61,567. We have not incurred debt and do not have any fixed financial obligations. We maintain a lean cost structure, and our ongoing expenses are primarily legal, professional services, and administrative costs related to the offering.

Results of Operations

As we have not yet commenced revenue-generating activities, we do not have historical results of operations for comparison. Our financial results to date reflect formation-related expenses, legal and professional service fees, and strategic development costs associated with launching the business and preparing for this Regulation A+ offering. We anticipate generating our first revenues upon the successful execution of advisory mandates with private companies seeking to access U.S. public markets. These engagements are expected to begin following the completion of this offering and will initially focus on issuers from emerging markets, including but not limited to India.

Liquidity and Capital Resources

Our current liquidity is limited. We are dependent on the proceeds from this offering to fund our operations and execute our business plan. If the offering is not fully subscribed, we may need to scale back certain planned activities, such as hiring, platform development, or vendor retainers. We do not have any lines of credit or other committed sources of financing. Upon completion of this offering, we intend to allocate capital toward client onboarding, professional services, regulatory compliance, and general working capital, as detailed in the “Use of Proceeds” section.

Valuation Methodology

The offering price of $1.00 per share for the common stock being offered in this Regulation A+ offering was determined by the Company’s management and does not necessarily reflect the fair market value of our common stock or the price at which our shares may trade following the offering. This price was established based on several subjective and qualitative factors, including:

●The Company’s early-stage development status;

●The perceived addressable market opportunity for cross-border IPO advisory services;

●The experience and background of our executive team;

●Comparable valuations of other pre-revenue advisory or compliance-related firms at similar stages;

●Internal financial projections and anticipated business milestones;

●The amount of capital the Company believes is required to execute its business plan effectively.

No third-party valuation firm, independent financial advisor, or investment bank was engaged to provide a fairness opinion or determine the price per share. The offering price was not established through arms-length negotiations or reference to a public trading market, as no such market currently exists for our securities. Prospective investors should not regard the $1.00 offering price as an indication of the actual or probable market value of our common stock. If and when a public trading market develops, the price of our common stock may fluctuate significantly and could be materially different from the offering price based on a number of factors, including market conditions, investor perception, the Company’s financial performance, and other external influences.

Known Trends, Events, or Uncertainties

Our ability to generate revenue and achieve sustainable growth depends on our success in securing advisory clients and guiding them through complex, cross-border U.S. listing processes. Several external factors may affect our performance, including changes to U.S. securities regulations, foreign capital controls, or disclosure requirements that impact the feasibility or timing of listings for international issuers. Macroeconomic conditions such as interest rate shifts, inflation, currency volatility, and investor sentiment toward emerging markets may also influence client demand and engagement cycles. In addition, our operating model—while intentionally lean and contract-driven—relies on the availability and coordination of third-party professionals such as legal counsel, auditors, EDGAR agents, and compliance consultants. Any disruptions or bottlenecks in this external vendor ecosystem may affect our ability to deliver services on time. As we scale, we may also encounter operational challenges associated with managing a globally distributed team, maintaining compliance oversight, and ensuring consistent client service delivery across multiple jurisdictions.

Future Outlook

Management believes that demand for U.S. listings among emerging-market companies will continue to grow, driven by the need for alternative capital access, global investor visibility, and regulatory credibility. While India remains an important early market for us, our long-term strategy is to serve a broader international client base seeking structured, cost-effective entry into U.S. public markets. We aim to position Financial Agency Group as a preferred cross-border advisory platform by delivering regulatory expertise, coordinated project execution, and compliance-first support. Subject to successful funding, we expect to transition from a pre-

revenue phase to early revenue generation within 12 months, and to scale our team, technology infrastructure, and operational capacity accordingly.

OUR MANAGEMENT

Information about our directors and executive officers is set forth in the following table. The address of our directors and executive officers is our address. We do not have any other board of directors than our director and executive officer at this time.

Name	Age	Position	Director Beginning
Rahul Malhotra	38	Director and CEO	2/14/2024
Manish Prakash	54	Director and CFO	2/14/2024

Our directors serve terms of one year and are generally elected at each annual meeting of stockholders; however, there is no assurance that a stockholders’ meeting will be held annually. Each director remains in office until a successor is duly elected and qualified or until earlier resignation. We currently do not have independent directors as defined under the NASDAQ listing rules, as we do not plan to be listed on a national securities exchange. Our executive officers are appointed by the board of directors and serve at the discretion of the board, subject to the terms and conditions of any applicable employment agreements. Pursuant to Wyoming law and our bylaws, we are authorized to indemnify our directors and officers against certain liabilities, subject to limitations set forth under applicable law.

Management Biography

Management Biographies

Rahul Malhotra serves as our Chief Executive Officer and Director. He co-founded Financial Agency Group in February 2024 with Mr. Manish Prakash. Mr. Malhotra has over 15 years of experience in cross-border capital markets, corporate structuring, and IPO advisory. Since 2014, he has advised Indian companies on U.S. private placements through private placement agents and overseen fundraising and onboarding strategies for international clients. He has worked across industries including healthcare, EV mobility, real estate, and exports. Mr. Malhotra earned his degree in Commerce from Zakir Husain College, Delhi University, India, in 2008.

Manish Prakash is our Chief Financial Officer and Director. He co-founded Financial Agency Group in February 2024 alongside Mr. Malhotra. Mr. Prakash brings over 31 years of experience in financial consulting, business development, and international strategy. From 2005 to 2023, he held leadership roles in advisory firms focused on startup financing and global market entry. He has worked with companies in the insurance, healthcare and real estate sector. Mr. Prakash holds a degree in Commerce from Sri Guru Tegh Bahadur Khalsa College, Delhi University, India, earned in 1991.

Corporate Governance

As of the date of this offering, our Board of Directors consists of Mr. Malhotra and Mr. Prakash. We do not have any independent directors as defined under the NASDAQ listing standards. The company does not currently maintain audit, compensation, or nominating committees.

Former Directors

The following individuals previously served on our board of directors within the past year:

Ms. Kavya Jha served as a Director from December 20, 2024, until her resignation on May 26, 2025.Her appointment was part of the company's early-stage board formation and planning process. She did not receive any compensation or equity in connection with her role, and her resignation was voluntary and not related to any disagreement with the company’s policies, operations, or practices.

Mrs. Garima Malhotra, the spouse of our Chief Executive Officer Rahul Malhotra, served as a Director from January 13, 2025, to July 9, 2025. Her appointment was part of the company's early-stage board formation and planning process. She did not receive any compensation or equity in connection with her role, and her resignation was voluntary and not related to any disagreement with the company’s policies, operations, or practices.

The former directors, Kavya Jha and Garima Malhotra, did not receive or hold any shares or other equity interests in the company during their tenure or after their resignation. Their service on the board was non-equity based and did not involve any ownership in the company.

LEGAL PROCEEDINGS

As of the date of this offering circular, the Company is not a party to any legal proceedings, and no such proceedings are known to be contemplated by any governmental authorities or other parties. To the knowledge of management, there are no material claims, actions, suits, proceedings, or investigations pending or threatened against the Company or any of its officers or directors in their capacities as such.

HOW WE COMPENSATE OUR DIRECTOR AND EXECUTIVE OFFICER

As of the date of this offering circular, we do not pay any compensation, salaries, or benefits to our directors or executive officers. Our executive team currently serves without compensation, and no amounts have been accrued or paid since the company’s incorporation. Subject to the completion of this offering, and assuming we raise at least 20% of the maximum offering amount (i.e., $3,600,000), we expect to begin compensating our two directors at an annual gross salary of $175,000 each. These salaries are intended to reflect the full-time executive roles and responsibilities undertaken by the directors and will be implemented only after the company is adequately capitalized. The proposed salaries will be funded from offering proceeds and are subject to board ratification and budget availability. At present, we have not adopted any equity compensation plans, performance bonuses, or director stock option schemes. However, we may consider implementing an equity-based incentive plan in the future for the directors and to attract and retain qualified leadership and key personnel, subject to board and shareholder approval.

Name/Position	Cash Compensation	Other Compensation	Total Compensation
Rahul Malhotra	$175,000	-	$175,000
Manish Prakash	$175,000	-	$175,000

WHO OWNS OUR COMMON STOCK

The table below sets forth information regarding beneficial ownership of our common stock as of July 18, 2025, for:

●each of our directors and executive officers,

●our directors and executive officers as a group, and

●others who we know own more than five percent of our issued and outstanding equity securities.

We believe each of these persons has sole voting and investment power over the shares they own, unless otherwise noted. The address of our directors and executive officers is our address.

Name and Address of Beneficial Owner	Number of Shares Before Offering	Number of Shares After Offering	Percentage Before Offering	Percentage After Offering
Rahul Malhotra Director and CEO 255 S Orange Avenue, Suite 104 #1261, Orlando, FL 32801	50,000,000	50,000,000	50.00%	42.37%
Manish Prakash Director and CFO 255 S Orange Avenue, Suite 104 #1261, Orlando, FL 32801	50,000,000	50,000,000	50.00%	42.37%
All Directors and Executive Officers as a Group (2 persons)	100,000,000	100,000,000	100.00%	84.75%

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering up to 18,000,000 shares of our common stock. We are authorized to issue 225,149,897 shares of common stock, with a par value of $0.0001 per share. As of the date of this Offering Circular, we have 100,000,000 shares of common stock issued and outstanding. Assuming we sell all 18,000,000 shares being offered pursuant to this Offering Circular, we will have 118,000,000 shares issued and outstanding. The following is a summary of the material rights and restrictions associated with our common stock. This summary does not purport to be complete and is qualified in its entirety by our Certificate of Incorporation, Bylaws, and any applicable resolutions, which are included as exhibits to the Offering Statement of which this Offering Circular forms a part.

Holders of our common stock have the following rights:

1.Dividend Rights: Holders are entitled to share equally and ratably in dividends from funds legally available therefore, if and when declared by our Board of Directors.

2.Liquidation Rights: In the event of liquidation, dissolution, or winding up of the company, holders are entitled to share in all assets remaining after payment of liabilities and any preferred stock liquidation preferences.

3.Voting Rights: Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Except as otherwise required by Wyoming law or our Certificate of Incorporation, a majority of votes cast by holders entitled to vote shall decide all matters properly submitted to stockholders.

4.Other Rights: Holders do not have preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions applicable to our common stock.

Dividend Policy

We have never declared or paid cash dividends on our common stock. We currently intend to retain any future earnings to fund operations and the growth of our business. As such, we do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions, and other factors the Board of Directors deems relevant.

Transfer Agent

We have not yet appointed a transfer agent. We intend to appoint a registered transfer agent prior to any quotation of our common stock on an over-the-counter market or other trading venue.

RECENT SALES OF UNREGISTERED SECURITIES

In a prior attempt to raise capital under Rule 506(c) of Regulation D, the Company filed a Form D with the SEC. The offering was structured around a lead investor placing funds into an escrow account. Commissions were disclosed in the Form D as charges that would have become payable only upon release of those funds. However, prior to the release of escrow, the investor withdrew from the transaction, and the offering failed to close. As a result, no securities were issued, no proceeds were received by the Company, and no commissions or fees were actually paid. The Company subsequently filed an amended Form D with the SEC to accurately reflect that no securities were sold and no capital was raised. This event did not involve any investor losses or regulatory findings. The Company believes this does not reflect any issue with its offering materials or compliance process and has since adopted enhanced capital raising protocols to support future offerings under Regulation A+.

DISQUALIFICATION AND BAD ACTOR DISCLOSURE

To the best of the Company’s knowledge, none of the Company, its predecessors, any affiliated issuer, any of the Company’s directors, executive officers, other officers participating in the offering, promoters, or any beneficial owner of 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) is subject to any disqualifying event that would disqualify the Company under Rule 262 of Regulation A.

LEGAL MATTERS

The validity of the issuance of the common stock offered pursuant to this Offering Circular has been passed upon for us by Brittany Peck, Esq., Beverly Hills, California.

EXPERTS

The financial statements of Financial Agency Group for the period from February 14, 2024 to March 31, 2025 included in this Offering Circular have been audited by Crystal Arthur, CPA, an independent certified public accountant licensed in the State of Indiana (License No. CP11500183), as stated in her report appearing herein. We include the financial statements in reliance on the authority of Ms. Arthur as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed an offering statement on Form 1-A with the U.S. Securities and Exchange Commission (SEC) under the Securities Act of 1933 with respect to the common stock offered pursuant to this offering circular. This offering circular summarizes material provisions of the offering statement but does not contain all of the information included in the complete filing. For additional information about us and the securities being offered, you should refer to the full offering statement and the exhibits filed with it. Any reference in this offering circular to contracts, agreements, or other documents is only a summary and may not describe all the terms and conditions. The complete versions of those documents are included as exhibits to the offering statement. Once this offering is qualified, we will be required to file periodic reports and other information with the SEC, and may voluntarily continue to provide such information beyond the reporting period required under Regulation A. You may access our SEC filings, including the complete offering statement and related exhibits, online through the SEC’s website at www.sec.gov. The SEC also maintains a Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, where you may review and obtain copies of filings at prescribed rates. You may obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INDEX TO FINANCIAL STATEMENTS

Financial Agency Group
Financial Statements
For the Period from February 14, 2024 (Inception) to March 31, 2025

Crystal Arthur, CPA

Certified Public Accountant
Licensed in the State of Indiana (License No. CP11500183)
Ellettsville, Indiana, United States

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders,
Financial Agency Group
Wyoming, United States.

Opinion

We have audited the accompanying financial statements of Financial Agency Group, which comprise the balance sheet as of March 31, 2025, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from February 14, 2024 (inception) through March 31, 2025, and the related notes to the financial statements. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and the results of its operations and its cash flows for the period then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Financial Agency Group
 BALANCE SHEET
As At March 31, 2025

Assets	USD
Current Assets
Cash and Cash Equivalents	$61,567.48
Total Current Assets	$61,567.48
TOTAL ASSETS	$61,567.48

Liabilities and Shareholders' Equity	USD
Liabilities
Accounts Payable	$0.00
Accrued Liabilities	$0.00
Total Liabilities	$0.00
Shareholders' Equity
Common Stock (US $0.0001 par value, 2 founders)	$61,567.48
Retained Earnings	$0.00
Total Equity	$61,567.48
TOTAL LIABILITIES & EQUITY	$61,567.48

STATEMENT OF OPERATIONS
For the Period: February 14, 2024 to March 31, 2025

Revenue	USD
Total Revenue	$0.00
Operating Expenses
General and Administrative Expenses	$0.00
Total Expenses	$0.00
Net Income (Loss)	$0.00

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
From Incorporation to March 31, 2025

Details	Amount (USD)
Beginning Balance (as of 2/14/2024)	$0.00
Capital Contribution – Rahul Malhotra	$56,567.02
Capital Contribution – Manish Prakash	$5,000.46
Net Income (Loss)	$0.00
Ending Equity Balance (03/31/2025)	$61,567.48

STATEMENT OF CASH FLOWS
For the Period: February 14, 2024 to March 31, 2025

Cash Flows from Operating Activities	USD
Net Income (Loss)	$0.00
Adjustments to reconcile net income to cash	$0.00
Net Cash Provided by Operating Activities	$0.00
Cash Flows from Financing Activities
Capital Contribution from Rahul Malhotra	$56,567.02
Capital Contribution from Manish Prakash	$5,000.46
Net Cash from Financing Activities	$61,567.48
Net Increase in Cash	$61,567.48
Cash at Beginning of Period	$0.00
Cash at End of Period	$61,567.48

NOTES TO THE FINANCIAL STATEMENTS
Financial Agency Group
For the period from February 14, 2024 to March 31, 2025

NOTE 1 – Nature of Business and Organization

Financial Agency Group was incorporated on February 14, 2024, under the laws of the State of Wyoming, United States. The Company is a development-stage entity and has not commenced principal operations as of the date of these financial statements. Its mission is to operate within the financial services sector, with a focus on providing advisory services to clients seeking to pursue U.S.-based initial public offerings (IPOs). As of March 31, 2025, the Company has not generated any revenue and has been primarily funded through capital contributions from its founding shareholders.

NOTE 2 – Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements are presented in U.S. Dollars, the Company’s functional currency.

The Company is currently classified as a development stage entity in accordance with the FASB ASC 915.

NOTE 3 – Summary of Significant Accounting Policies

1.Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

2.Cash and Cash Equivalents

Cash includes amounts held in bank accounts with financial institutions. As of March 31, 2025, all funds were held at Community Federal Savings Bank and are considered fully liquid.

3.Income Taxes

The Company is subject to U.S. federal and Wyoming state income taxes. However, no income tax provision is presented for the period ended March 31, 2025, as the Company did not generate any income or incur deductible expenses. The Company will evaluate uncertain tax positions and record a liability, if necessary, in the period such determinations are made.

4.Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, approximate their fair values due to the short-term nature of these instruments.

5.Start-up Costs

In accordance with ASC 720-15, organizational and start-up costs are expensed as incurred. As of the reporting date, no such costs were incurred and recorded.

NOTE 4 – Capital Contributions and Shareholders’ Equity

The Company is authorized to issue common stock with a par value of US $0.0001. As of March 31, 2025, the Company had two shareholders:
• Mr. Rahul Malhotra (CEO), who subscribed to 50,000,000 common shares for $5,000.18
• Mr. Manish Prakash (CFO), who subscribed to 50,000,000 common shares for $5,000.46

Additionally, on December 24, 2024, Mr. Malhotra contributed an extra $51,566.84 to the Company. This capital was voluntarily infused to support operations and was not made in exchange for equity nor intended as a loan. It has been recorded as additional paid-in capital in the equity section of the balance sheet.

Though both subscriptions were routed through Mr. Malhotra’s bank account, the economic ownership of the second share subscription rests entirely with Mr. Prakash.

The Company is authorized to issue common stock with US $0.0001 par value. As of March 31, 2025, the Company had two shareholders (founders), each contributing funds via share subscription:

●Rahul Malhotra (CEO): $56,567.02

●Manish Prakash (CFO): $5,000.46

These contributions were made directly into the Company’s bank account and recorded as equity capital. The Company has issued 100,000,000 common shares to its two founders, which are fully subscribed and recorded in the equity section. However, formal share certificates have not yet been issued, as the company may implement electronic share issuance through a registered transfer agent following qualification of this offering. In addition to the share subscription amounts, Rahul Malhotra contributed an additional $51,567.48 during the same period. This amount was voluntarily provided to support early-stage operations and was not in exchange for shares nor subject to repayment. Accordingly, it has been recorded as additional paid-in capital within the equity section of the balance sheet. This contribution does not affect the founder’s ownership percentage and is considered a related party transaction due to his role as an officer and director.

NOTE 5 – Bank Account and Cash Holdings.

All Company funds are maintained in a business checking account with Community Federal Savings Bank. As of March 31, 2025, the Company The account is held under the Company’s name and is referenced internally as account number ending in 9018. No other financial instruments, deposits, or investments were held by the Company as of the reporting date.

NOTE 6 – Revenue and Operating Activities

The Company has not commenced operations or earned any revenue for the period ending March 31, 2025. There were no customer contracts, service deliveries, or receivables during the reporting period.

NOTE 7 – Operating Expenses

The Company did not incur any operational or administrative expenses from its own bank account during the period. No salaries, rent, marketing, or professional services were paid. All entity-related activities were supported by shareholder-funded capital contributions.

NOTE 8 – Liabilities and Payables

As of March 31, 2025, the Company has no outstanding liabilities, loans, credit facilities, vendor obligations, or payables. It also has no off-balance sheet arrangements or unrecorded liabilities.

NOTE 9 – Commitments

As on date of filing of this circular, the Company has entered into an office space arrangement located at 255 S Orange Avenue, Suite 104 #1261, Orlando, FL 32801. The agreement provides for quarterly rent payments; however, no rent was due or paid during the period from inception through March 31, 2025. Accordingly, no rent expense or liability has been recognized in the accompanying financial statements. The Company intends to begin making payments under this arrangement in the subsequent fiscal period.

NOTE 10 – Related Party Transactions

During the reporting period, the Company received capital contributions from its two founding shareholders, who also serve as officers and directors:

●Rahul Malhotra (CEO) contributed $5000.18 in exchange for 50,000,000 shares of common stock.

●Manish Prakash (CFO) contributed $5,000.46 in exchange for 50,000,000 shares of common stock.

●In addition, Mr. Malhotra voluntarily contributed $51,567.48 in additional capital to support operations. This contribution was not in exchange for shares and has been recorded as additional paid-in capital.

These transactions were non-repayable and were conducted to fund early-stage operations. No other related party transactions occurred during the period.

NOTE 11 – Commitments and Contingencies

As of the March 31, 2025

The Company has not entered into any leases, service agreements, employment contracts, or contingent arrangements. There are no known legal proceedings or claims pending against the Company. The Company does not maintain any insurance coverage as of the reporting date.

NOTE 12 – Subsequent Events

Management has evaluated subsequent events through the date the financial statements are available to be issued. This evaluation was performed to determine whether any events occurring after the balance sheet date (March 31, 2025) but prior to the issuance of these financial statements require adjustment or disclosure in accordance with ASC 855, Subsequent Events. As of the date of issuance, no material subsequent events have been identified that would require adjustment or disclosure in the accompanying financial statements. However, this note will be updated accordingly in the event any material developments occur before the issuance of the final audit report.

NOTE 13 – Going Concern Consideration

The Company is in its early stages and has no revenue or recurring operations. As of March 31, 2025, it has sufficient cash on hand and no liabilities, providing adequate runway to support business development. Management believes the Company can continue as a going concern through at least 12 months from the date of the financial statement issuance.

PART III - EXHIBITS

Item 16. Index to Exhibits

Exhibit No.	Description
2A	Articles of Incorporation
2B	Bylaws
6	Commission-Based Agent Agreement
4	Common Stock Subscription Agreement
12	Opinion of Legal Counsel (including consent)
11	Consent of Independent Certified Public Accountant (CPA)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of July 18, 2025.

Financial Agency Group

By: /s/ Rahul Malhotra
Name: Rahul Malhotra
Title: Chief Executive Officer
Date: July 18, 2025

By: /s/ Manish Prakash
Name: Manish Prakash
Title: Chief Financial Officer
Date: July 18, 2025